UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2013

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-19001	84-1070932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Dania Beach, Florida	33312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 766-5351

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 20, 2013, Vapor Corp. (the “Company”) amended the Company’s Equity Incentive Plan (the “Plan”) to reduce the number of shares of common stock of the Company reserved and available for issuance under the Plan to 9,000,000 shares from 40,000,000 shares.

The amendment to the Plan was approved and adopted by the Company’s Board of Directors in accordance with the powers conveyed to it under the Plan; stockholder approval of the amendment is not required.

The Company amended the Plan in accordance with its obligation to do so not later than November 28, 2013 under the Purchase Agreement dated as of October 22, 2013 by and among the Company and the investors referred to therein pursuant to which on October 29, 2013 the Company completed a private placement of 16,666,667 shares of its common stock at a per share price of $0.60 for gross proceeds of $10 million.

The foregoing summary of the amendment to the Plan is qualified in its entirety by reference to the full text of the First Amendment to Vapor Corp. Equity Incentive Plan filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment dated and effective November 20, 2013 to Vapor Corp. Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

(Registrant)

	By:	/s/ Harlan Press
Harlan Press
Chief Financial Officer
Date: November 20, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment dated and effective November 20, 2013 to Vapor Corp. Equity Incentive Plan